Exhibit (e)(1)(iii)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of January 13, 2022, by and between Strategic Trust (f/k/a Kelly Strategic ETF Trust) ("Trust") and Foreside Fund Services, LLC ("Foreside") is entered into as of February 12, 2025 (the "Effective Date").

WHEREAS, Trust and Foreside ("Parties") desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.         Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.           Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.           Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.           This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

Strategic Trust		Foreside Fund Services, LLC
(f/k/a Kelly Strategic ETF Trust)

By:	/s/ Kevin Kelly	By:	/s/ Teresa Cowan
	Kevin Kelly, President		Teresa Cowan, President

EXHIBIT A

Running Oak Efficient Growth ETF

DailyDelta Q100 Upside Option Strategy ETF
DailyDelta Q100 Downside Option Strategy ETF
DailyDelta SP500 Upside Option Strategy ETF
DailyDelta SP500 Downside Option Strategy ETF
DailyDelta R2000 Upside Option Strategy ETF
DailyDelta R2000 Downside Option Strategy ETF